EXHIBIT 24



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below individually constitutes and appoints THOMAS D. BARRY, MICHAEL A. BRIZEL, C.H.R. DUPREE, MICHAEL S. GELTZEILER and THOMAS O. RYDER, and each of them, the person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended June 30, 2005 of The Reader's Digest Association, Inc., and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                   Title              Date

    /s/ THOMAS O. RYDER        Chairman and Chief Executive     August 12, 2005
    Thomas O. Ryder            Officer and a Director

                               Senior Vice President and Chief  August 12, 2005
    Michael S. Geltzeiler      Financial Officer


                               Vice President and Corporate     August 12, 2005
    Thomas D. Barry            Controller (chief accounting
                               officer)

    /s/ JONATHAN B. BULKELEY   Director                         August 12, 2005
    Jonathan B. Bulkeley

    /s/ HERMAN CAIN            Director                         August 12, 2005
    Herman Cain

    /s/ LEE CAUDILL            Director                         August 12, 2005
    Lee Caudill

    /s/ WALTER ISAACSON        Director                         August 12, 2005
    Walter Isaacson

    /s/ WILLIAM E. MAYER       Director                         August 12, 2005
    William E. Mayer

    /s/ JAMES E. PRESTON       Director                         August 12, 2005
    James E. Preston

    /s/ JOHN T. REID           Director                         August 12, 2005
    John T. Reid

    /s/ LAWRENCE R. RICCIARDI  Director                         August 12, 2005
    Lawrence R. Ricciardi

    /s/ WILLIAM J. WHITE       Director                         August 12, 2005
    William J. White

    /s/ ED ZSCHAU              Director                         August 12, 2005
    Ed Zschau